Exhibit 99.1

Shark Tank’s Kevin O’Leary, “Mr. Wonderful,” Brings Star Power to Myseum’s Flagship Picture Party Platform

Legendary business “Shark” gives insight on Myseum’s lead product Picture Party

NEW BRUNSWICK, N.J., Feb 19, 2026 (GLOBE NEWSWIRE) – Myseum, Inc. (Nasdaq: MYSE) (“Myseum” or the “Company”), a privacy-first social media and technology innovator, today announced that renowned entrepreneur and television personality Kevin O’Leary — widely known as “Mr. Wonderful” from CNBC’s Shark Tank — has created a new video highlighting the Company’s flagship app, Picture Party.

In the video, O’Leary delivers his signature direct-to-camera style while introducing Picture Party as a simple, modern solution for instantly sharing event photos in private, invite-only groups. His commentary brings mainstream visibility and recognizable business credibility to the social media platform as Myseum continues its marketing efforts for expanding consumer awareness and executing user adoption initiatives.

Much more than just a shared album, Picture Party is a complete personal and private social network with a live feed that updates instantly as guests post comments and reactions, and/or add more content. The network organizes and stores the content so the party lives on when more guests join. Picture Party’s perpetual picture archive enables the party host and partygoers to relive life’s special and most important moments at any time.

According to O’Leary, “Picture Party is perfect for sharing life as it happens.”

“Having a globally recognized business voice highlight Picture Party brings meaningful attention to the experience we’re building,” said a Darin Myman, CEO of Myseum. “The platform is designed for real-world moments, and this campaign helps introduce that simplicity and excitement to a broader audience.”

What it Does:

Picture Party makes it easier and more fun to share with the people right next to you, or anywhere in the world. It solves everyday sharing frustrations by eliminating the common headaches of modern photo sharing:

●	No more passing around your phone for others to view your photos and videos.

●	No more crowds gathering over your shoulder to see a clip.

●	No more debating whether to text, drop, email, or tag group photos.

●	No more struggling with social media privacy, data exposure, or AI training risks.

How it Works:

Picture Party lets users instantly create private, encrypted spaces, called Picture Parties, to share photos and videos in curated, personal feeds. Users can:

●	Create unlimited Picture Parties.

●	Invite anyone via text, QR code, or in-app invite.

●	Launch a Picture Party (a timed or ongoing shared event) in under a minute.

●	Add titles, comments, and reactions to posts.

●	Maintain complete control over privacy, interaction settings, and who can view or contribute.

The technology underpinning Picture Party by Myseum is supported by a newly allowed U.S. patent. The patent covers the core personal and private social networking architecture behind Picture Party and represents a significant milestone in Myseum’s intellectual property strategy. Management believes the new IP is foundational to a new category of private social interaction and a key driver of long-term platform value.

Kevin O’Leary’s video was part of a sponsored promotional collaboration arranged through Cameo and will be featured across Myseum’s social channels, digital marketing campaigns, and investor-facing materials as the Company continues to scale brand visibility.

Myseum remains focused on delivering secure, user-controlled social technologies while leveraging strategic promotional partnerships to accelerate growth and engagement across its ecosystem.

About Myseum, Inc.

Myseum, Inc. (formerly DatChat Inc.) is a privacy and social media technology company focused on innovative and creative user platforms. Its flagship platform is Picture Party by Myseum, a next-generation social sharing platform that makes it easier to share your photos and videos both today, and for generations to come. Myseum’s innovative social media platform brings a fresh and needed approach to digital media and content management, allowing users to create a digital legacy that makes it easier to share both today, and with future generations. The platform is backed by both patented technology and proprietary software.

The Company also operates the DatChat Messenger & Private Social Network, which presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. The patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened. Visit Myseum.com and datchat.com/investors for more information.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at https://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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